UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2

PUERTO RICO RESIDENTS TAX-FREE FUND III, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Puerto Rico Residents Tax-Free Fund III, Inc.

209 Muñoz Rivera Avenue

Suite 1112

San Juan, Puerto Rico 00918

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 21, 2021, AT 3:00 P.M. ATLANTIC STANDARD TIME

This proxy statement supplement, dated December 6, 2021 (this “Proxy Supplement”), supplements the definitive proxy statement filed by Puerto Rico Residents Tax-Free Fund III, Inc., a Puerto Rico corporation (formerly known as the Puerto Rico Investors Tax-Free Fund III, Inc. and hereinafter referred to as the “Fund”), with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2021 (the “Proxy Statement”) and made available to the Fund’s shareholders in connection with the solicitation of proxies by the Board of Directors of the Fund in respect of the Annual Meeting of Shareholders scheduled to be held virtually on December 21, 2021 at 3:00 p.m. Atlantic Standard Time (2:00 p.m. Eastern Standard Time) (including any continuations, adjournments or postponements thereof, the “Meeting”).

The following disclosure supplements the disclosures contained in the Proxy Statement. Except as described in this Proxy Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Proxy Supplement differs from or updates information contained in the Proxy Statement, the information in this Proxy Supplement is more current. The information contained in this Proxy Supplement replaces and supersedes any inconsistent information in the Proxy Statement. This Proxy Supplement should be read in conjunction with the Proxy Statement, which contains important additional information.

UPDATE

The Proxy Statement is hereby amended to correct an inadvertent clerical error relating to the beneficial ownership of Mr. Leslie Highley, Jr. As of the close of business on November 1, 2021, Mr. Highley beneficially owned 15,217 shares of the Fund’s common stock and all of the Fund’s directors and officers as a group beneficially owned 15,217 shares of the Fund’s common stock, in each case equal to less than 1% of the Fund’s outstanding shares as of such date.

Your vote is important regardless of the size of your holdings in the Fund. Whether or not you plan to attend the Meeting, we ask that you please complete, sign and date the proxy card delivered to you and return it promptly. Instructions for the proper execution of the proxies are set forth on the Proxy Statement. Returning your proxy card will not prevent you from voting at the Meeting, but will ensure that your vote is counted if you are unable to attend.

THE BOARD OF DIRECTORS, INCLUDING ALL THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 1 TO ELECT THE TWO DIRECTOR NOMINEES UP FOR ELECTION AS DIRECTORS OF THE FUND TO SERVE UNTIL THE END OF THEIR RESPECTIVE TERM OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. THIS PROPOSAL IS DISCUSSED IN GREATER DETAIL IN THE PROXY STATEMENT, WHICH WE ADVISE YOU TO READ IN ITS ENTIRETY.

ABOUT THE MEETING

The Fund and its management are sensitive to the health and travel concerns of the Fund’s shareholders and the evolving recommendations from public health officials regarding the ongoing novel coronavirus pandemic (“COVID-19”). As a result, the Fund has determined that it is in the best interests of the Fund’s shareholders to conduct the Meeting virtually. Any shareholder wishing to participate in the Meeting by means of remote communication can do so. If you were a record holder of shares of common stock of the Fund as of the close of business on the record date, November 1, 2021, please register at https://viewproxy.com/UBSPuertoRico/broadridgevsm/ no later than 5:00 p.m. Atlantic Standard Time (4:00 p.m. Eastern Standard Time) on December 20, 2021 to attend and vote at the Meeting. Broadridge will then e-mail you the login information and instructions for attending and voting at the Meeting.

Only shareholders of record at the close of business on November 1, 2021, were entitled to receive notice of the Meeting and will be able to vote at the Meeting in accordance with the number of shares of record held in the name of each shareholder on such date.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Shareholders of the Fund can obtain copies of the Proxy Statement, this Proxy Supplement, any future supplements to the Proxy Statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.

In San Juan, Puerto Rico, this 6th day of December, 2021.

By Order of the Board of Directors:
/s/ Luis A. Avilés
Luis A. Avilés
Secretary